                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-140804

  THIS FREE WRITING PROSPECTUS, DATED JUNE 4, 2007, MAY BE AMENDED OR COMPLETED
                              PRIOR TO TIME OF SALE

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

            SUPPLEMENT TO FREE WRITING PROSPECTUS DATED MAY 19, 2007
                          $3,025,841,000 (APPROXIMATE)

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19
                                 Issuing Entity

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    Depositor

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-CIBC19

JPMORGAN                                                      CIBC WORLD MARKETS
                            BEAR, STEARNS & CO. INC.

The information in this Supplement to Free Writing Prospectus (this
"Supplement") clarifies, updates or modifies the information contained in the free writing prospectus, dated May 19, 2007 (the "Free Writing Prospectus") and the structural and collateral term sheet, dated May 19, 2007 (the "Term Sheet"
and, together with the Free Writing Prospectus, the "Transaction Free Writing
Prospectus"). All references to Loan Nos. in this Supplement are to the corresponding Loan Nos. on Annex A-1 to the Transaction Free Writing Prospectus.
Capitalized terms used in this Supplement but not defined herein shall have the meanings ascribed to them in the Transaction Free Writing Prospectus.

A.   The following are certain modifications to the characteristics of certain
     Classes of Certificates:

     1.   The Class A-MFL and Class A-JFL Certificates will no longer be issued.
          The initial Class Certificate Balance of the Class A-MFL Certificates
          that was set forth in the Free Writing Prospectus will be combined with the Class A-M Certificates, and the initial Class Certificate
          Balance of the Class A-JFL Certificates that was set forth in the Free
          Writing Prospectus will be combined with the Class A-J Certificates.
          As a result, the Class A-MFL and Class A-JFL Regular Interests will no longer be issued.

     2.   The Class B Certificates with an initial Class Certificate Balance of
          $61,665,000 will be split into two Classes of Certificates: the new
          Class B Certificates with an initial Class Certificate Balance of
          $24,567,000 and the new Class C Certificates with an initial Class
          Certificate Balance of $36,851,000. For more information regarding the expected ratings, credit support, expected weighted average life and expected payment window with respect to the new Class B Certificates and new Class C Certificates, see the heading "Approximate Securities
          Structure" in Annex A to this Supplement. As a result of this split, all references to the Class C, Class D, Class E, Class F, Class G,
          Class H, Class J, Class K, Class L, Class M, Class N and Class P
          Certificates are changed to the Class D, Class E, Class F, Class G,
          Class H, Class J, Class K, Class L, Class M, Class N, Class P and
          Class Q Certificates, respectively.

     3.   The Class X-1 Certificates and the Class X-2 Certificates will be combined into a single Class X Certificates. The notional amount of the Class X Certificates will be equal to the aggregate of the certificate balances of each class of certificates (other than the
          Class X, Class R and Class LR Certificates). The pass-through rate on the Class X Certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net interest rates for all of the mortgage loans for the related distribution date, over
          (b) the weighted average of the pass-through rates on all of the other certificates (other than the Class R and Class LR certificates), weighted on the basis of their respective certificate balances immediately prior to that distribution date. The effect of this combination is that all amounts that would have been distributable to the Class X-1 and Class X-2 Certificates as a collective whole as described in the Free Writing Prospectus will now be distributable to the Class X Certificates.

     4.   Characteristics of certain Classes of Certificates have been modified as set forth under the heading "Approximate Securities Structure" and
          "Structural Overview" in Annex A to this Supplement.

B.   The following is additional information modifying the information contained in the Transaction Free Writing Prospectus:

     1.   Characteristics of the Mortgage Loans have been modified as set forth under the headings "Collateral Characteristics," "Collateral
          Characteristics--All Mortgage Loans," "Collateral
          Characteristics--Loan Group 1" and "Collateral Characteristics--Loan
          Group 2" in Annex B to this Supplement.

     2.   Characteristics of the Mortgage Loans have been modified as set forth under the heading "Certain Mortgage Loan Characteristic Changes" in
          Annex C to this Supplement.

     3.   The table titled "Percent of the Initial Certificate Balance of the
          Class B Certificates at the Respective CPRs Set Forth Below:" under the heading "Yield and Maturity Considerations--Weighted Average Life"
          on Page S-221 of the Free Writing Prospectus is deleted in its entirety and replaced with the following tables:

                                     1 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                               0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------------------------------------------------

INITIAL PERCENTAGE                   100       100       100       100       100
JUNE 12, 2008                        100       100       100       100       100
JUNE 12, 2009                        100       100       100       100       100
JUNE 12, 2010                        100       100       100       100       100
JUNE 12, 2011                        100       100       100       100       100
JUNE 12, 2012                        100       100       100       100       100
JUNE 12, 2013                        100       100       100       100       100
JUNE 12, 2014                        100       100       100       100       100
JUNE 12, 2015                        100       100       100       100       100
JUNE 12, 2016                        100       100       100       100       100
JUNE 12, 2017                          0         0         0         0         0
WEIGHTED AVERAGE LIFE (YEARS)(1)    9.93      9.91      9.91      9.91      9.66

(1)  The weighted average life of the Class B Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class B Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                               0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------------------------------------------------

INITIAL PERCENTAGE                   100       100       100       100       100
JUNE 12, 2008                        100       100       100       100       100
JUNE 12, 2009                        100       100       100       100       100
JUNE 12, 2010                        100       100       100       100       100
JUNE 12, 2011                        100       100       100       100       100
JUNE 12, 2012                        100       100       100       100       100
JUNE 12, 2013                        100       100       100       100       100
JUNE 12, 2014                        100       100       100       100       100
JUNE 12, 2015                        100       100       100       100       100
JUNE 12, 2016                        100       100       100       100       100
JUNE 12, 2017                          0         0         0         0         0
WEIGHTED AVERAGE LIFE (YEARS)(1)    9.99      9.92      9.91      9.91      9.69

(1)  The weighted average life of the Class C Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class C Certificates.

4. Schedule III to the Free Writing Prospectus titled "Class A-SB Planned
Principal Balance Schedule" is deleted in its entirety and is replaced with
Annex D.

                                     2 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19                                                        ANNEX A

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

        EXPECTED RATINGS     APPROXIMATE      CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS     (MOODY'S/S&P)    FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-------------------------------------------------------------------------------------------------------

A-1        Aaa/AAA         $   52,983,000        30.000%                2.68              07/07-01/12
A-2        Aaa/AAA         $  151,614,000        30.000%                4.92              02/12-06/12
A-3        Aaa/AAA         $  180,000,000        30.000%                8.39              04/14-02/17
A-4        Aaa/AAA         $1,195,030,000        30.000%                9.79              02/17-04/17
A-SB       Aaa/AAA         $  117,589,000        30.000%                7.14              01/12-10/16
A-1A       Aaa/AAA         $  595,708,000        30.000%                9.53              07/07-05/17
X          Aaa/AAA         $3,275,606,503          N/A                   N/A                  N/A
A-M        Aaa/AAA         $  327,561,000        20.000%                9.91              05/17-05/17
A-J        Aaa/AAA         $  262,048,000        12.000%                9.91              05/17-05/17
B          Aa1/AA+         $   24,567,000        11.250%                9.93              05/17-06/17
C           Aa2/AA         $   36,851,000        10.125%                9.99              06/17-06/17
D          Aa3/AA-         $   32,756,000         9.125%                9.99              06/17-06/17
E            A2/A          $   49,134,000         7.625%                9.99              06/17-06/17

PRIVATELY OFFERED CLASSES

        EXPECTED RATINGS     APPROXIMATE      CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS     (MOODY'S/S&P)    FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-------------------------------------------------------------------------------------------------------

F             A3/A-          $36,851,000          6.500%                 N/A                  N/A
G           Baa1/BBB+        $40,945,000          5.250%                 N/A                  N/A
H            Baa2/BBB        $32,756,000          4.250%                 N/A                  N/A
J           Baa3/BBB-        $40,945,000          3.000%                 N/A                  N/A
K            Ba1/BB+         $ 8,189,000          2.750%                 N/A                  N/A
L             Ba2/BB         $ 8,189,000          2.500%                 N/A                  N/A
M            Ba3/BB-         $16,378,000          2.000%                 N/A                  N/A
N             B1/B+          $ 8,189,000          1.750%                 N/A                  N/A
P              B2/B          $ 4,094,000          1.625%                 N/A                  N/A
Q             B3/B-          $12,284,000          1.250%                 N/A                  N/A
NR            NR/NR          $40,945,503          0.000%                 N/A                  N/A

(1)  Approximate, subject to a permitted variance of plus or minus 5%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations--Weighted Average Life" in the Free Writing Prospectus, and
     the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
o    For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
     A-SB and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4 and
     A-SB Certificates will be based on amounts available relating to Loan Group
     1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3,
     A-4, A-SB and A-1A (pro rata to the Class A-1, A-2, A-3, A-4 and A-SB
     Certificates, from Loan Group 1, and to the Class A-1A Certificates from
     Loan Group 2, the foregoing classes, collectively, the "Class A
     Certificates") and Class X Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X
     Certificates), interest will be paid sequentially to the Class A-M, A-J, B,
     C, D, E, F, G, H, J, K, L, M, N, P, Q and NR Certificates.

o    The pass-through rates on the Class A-1, A-2, A-3, A-4, A-SB, A-1A, A-M,
     A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and NR Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. The Class X
     Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

     All Classes will accrue interest on a 30/360 basis.

o    Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
     Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balances of the Class A-4 and A-SB Certificates have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR
     Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed
     (without regard to loan group) to the Class A-1, A-2, A-3, A-4, A-SB and
     A-1A Certificates on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class
     A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the Free
     Writing Prospectus). After the certificate balances of the Class A-1, A-2,
     A-3, A-4, A-SB and A-1A Certificates have been reduced to zero, principal payments will be paid sequentially to the Class A-M, A-J, B, C, D, E, F, G,
     H, J, K, L, M, N, P, Q and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Class X Certificates)
     in reverse sequential order, from the Class NR Certificates up to the Class
     A-M Certificates, and then pro rata to the Class A-1, Class A-2, Class A-3,
     Class A-4, Class A-SB and Class A-1A Certificates (without regard to the
     Class A-SB planned principal balance).

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated in the following manner: the holders of each class of offered certificates (other than the Class X
     Certificates) and the Class F, Class G, Class H and Class J Certificates
     will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates) on each
     Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X Certificates).

            Group Principal Paid to Class   (Pass-Through Rate on Class - Discount Rate)
YM Charge x ----------------------------- x --------------------------------------------
              Group Total Principal Paid       (Mortgage Rate on Loan - Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X certificates.

The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any P&I
Advance will be reduced in proportion to such adjustment.
--------------------------------------------------------------------------------

                                     4 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19                                                        ANNEX B

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                 ALL MORTGAGE LOANS   LOAN GROUP 1     LOAN GROUP 2
--------------------------------------------------------   ------------------   --------------   ------------

AGGREGATE OUTSTANDING PRINCIPAL BALANCE:                     $3,275,606,504     $2,679,897,968   $595,708,536
NUMBER OF MORTGAGE LOANS:                                               241                182             59
NUMBER OF MORTGAGED PROPERTIES:                                         314                250             64
AVERAGE MORTGAGE LOAN PRINCIPAL BALANCES:                    $   13,591,728     $   14,724,714   $ 10,096,755
AVERAGE MORTGAGED PROPERTY PRINCIPAL BALANCES:               $   10,431,868     $   10,719,592   $  9,307,946
WEIGHTED AVERAGE MORTGAGE RATE:                                      5.7724%            5.7750%        5.7608%
WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO:                          1.32x              1.32x          1.29x
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO:                                  74.6%              74.5%          74.8%
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO AS OF THE MATURITY:               70.0%              69.7%          71.2%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY:                     115 months         115 months     117 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM:                     352 months         353 months     345 months
WEIGHTED AVERAGE SEASONINGS:                                       2 months           2 months       2 months
TEN LARGEST MORTGAGE LOANS:                                            23.3%              28.5%          40.9%
% OF LOANS WITH ADDITIONAL DEBT:                                       16.6%              19.7%           2.6%
% OF LOANS WITH SINGLE TENANT:                                         13.3%              16.3%           0.0%

                                     5 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF                         NUMBER OF       PRINCIPAL      % OF     WA      WA UW
PRINCIPAL BALANCES                 LOANS          BALANCE       IPB    LTV(2)   DSCR(3)
---------------------------------------------------------------------------------------

$997,779-$2,999,999                      11   $   27,079,137     0.8%   72.0%    1.27x
$3,000,000-$3,999,999                    17       60,220,496     1.8    72.6%    1.36x
$4,000,000-$4,999,999                    27      119,074,623     3.6    71.1%    1.37x
$5,000,000-$6,999,999                    49      288,120,268     8.8    72.5%    1.35x
$7,000,000-$9,999,999                    40      339,104,802    10.4    73.2%    1.32x
$10,000,000-$14,999,999                  31      380,197,024    11.6    75.9%    1.30x
$15,000,000-$24,999,999                  35      641,816,277    19.6    74.9%    1.25x
$25,000,000-$49,999,999                  25      823,493,877    25.1    75.0%    1.36x
$50,000,000-$99,999,999                   4      261,500,000     8.0    74.7%    1.38x
$100,000,000-$225,000,000                 2      335,000,000    10.2    76.2%    1.26x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 241   $3,275,606,504   100.0%   74.6%    1.32x
---------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:       $13,591,728
AVERAGE BALANCE PER PROPERTY:   $10,431,868
---------------------------------------------------------------------------------------

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE         NUMBER OF      PRINCIPAL      % OF                WA UW
INTEREST RATES              LOANS         BALANCE       IPB    WA LTV(2)   DSCR(3)
----------------------------------------------------------------------------------

5.3960%-5.4999%                 4     $  377,000,000    11.5%    75.7%      1.37x
5.5000%-5.7499%                95      1,312,447,901    40.1     74.5%      1.32x
5.7500%-5.9999%               113      1,253,655,842    38.3     75.2%      1.31x
6.0000%-6.2499%                18        208,920,480     6.4     70.3%      1.27x
6.2500%-6.4999%                 6         78,453,697     2.4     72.0%      1.32x
6.5000%-7.6000%                 5         45,128,584     1.4     72.7%      1.33x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       241     $3,275,606,504   100.0%    74.6%      1.32x
----------------------------------------------------------------------------------
WA INTEREST RATE:          5.7724%
----------------------------------------------------------------------------------

                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS

RANGE OF ORIGINAL TERMS   NUMBER OF      PRINCIPAL      % OF     WA      WA UW
TO MATURITY/ARD              LOANS        BALANCE       IPB    LTV(2)   DSCR(3)
-------------------------------------------------------------------------------
60-72                         11      $  170,137,043     5.2%   69.6%    1.30x
73-84                          2          68,960,000     2.1    80.0%    1.39x
85-120                       226       3,005,227,019    91.7    74.8%    1.32x
121-240                        2          31,282,442     1.0    68.4%    1.40x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      241      $3,275,606,504   100.0%   74.6%    1.32x
-------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:       117 MONTHS
-------------------------------------------------------------------------------

                           GEOGRAPHIC DISTRIBUTION(1)

                           NUMBER OF      PRINCIPAL      % OF     WA      WA UW
GEOGRAPHIC LOCATION       PROPERTIES       BALANCE       IPB    LTV(2)   DSCR(3)
--------------------------------------------------------------------------------
NEW YORK                       17      $  406,122,000    12.4%   74.4%    1.29x
TEXAS                          31         347,221,986    10.6    76.5%    1.27x
PENNSYLVANIA                   24         309,672,000     9.5    78.1%    1.31x
ILLINOIS                       20         290,341,898     8.9    75.7%    1.34x
FLORIDA                        13         266,615,222     8.1    76.8%    1.34x
CALIFORNIA                     20         225,094,328     6.9    73.6%    1.25x
   CALIFORNIA SOUTH            15         176,444,228     5.4    74.3%    1.26x
   CALIFORNIA NORTH             5          48,650,100     1.5    70.9%    1.23x
OTHER                         189       1,430,539,069    43.7    72.9%    1.34x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       314      $3,275,606,504   100.0%   74.6%    1.32x
--------------------------------------------------------------------------------

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                          NUMBER OF      PRINCIPAL      % OF     WA      WA UW
RANGE OF UW DSCRS           LOANS         BALANCE       IPB    LTV(2)   DSCR(3)
-------------------------------------------------------------------------------
1.06X-1.09X                    1      $   18,000,000     0.5%   70.3%    1.06x
1.10X-1.14X                    4          52,641,044     1.6    77.3%    1.12x
1.15X-1.19X                   46         517,367,207    15.8    75.7%    1.17x
1.20X-1.29X                   85       1,379,914,594    42.1    75.4%    1.24x
1.30X-1.49X                   73         998,098,691    30.5    75.0%    1.38x
1.50X-1.99X                   29         260,984,968     8.0    66.6%    1.64x
2.00X-2.76X                    3          48,600,000     1.5    70.4%    2.19x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      241      $3,275,606,504   100.0%   74.6%    1.32x
-------------------------------------------------------------------------------
WA UW DSCR:                 1.32x
-------------------------------------------------------------------------------

                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

RANGE OF REMAINING        NUMBER OF      PRINCIPAL      % OF     WA      WA UW
TERMS TO MATURITY           LOANS         BALANCE       IPB    LTV(2)   DSCR(3)
-------------------------------------------------------------------------------
56-60                         11      $  170,137,043     5.2%   69.6%    1.30x
61-84                          2          68,960,000     2.1    80.0%    1.39x
85-120                       226       3,005,227,019    91.7    74.8%    1.32x
121-238                        2          31,282,442     1.0    68.4%    1.40x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      241      $3,275,606,504   100.0%   74.6%    1.32x
-------------------------------------------------------------------------------
WA REMAINING TERM:           115 MONTHS
-------------------------------------------------------------------------------

                           PROPERTY TYPE DISTRIBUTION(1)

                                                               NUMBER OF      PRINCIPAL      % OF     WA      WA UW
PROPERTY TYPE                        SUB PROPERTY TYPE        PROPERTIES       BALANCE       IPB    LTV(2)   DSCR(3)
--------------------------------------------------------------------------------------------------------------------

RETAIL                    Anchored                                51       $  754,151,472    23.0%   76.3%    1.28x
                          Unanchored                              24          155,600,777     4.8    74.2%    1.26x
                          Shadow Anchored                          6           32,633,000     1.0    76.9%    1.18x
                             Subtotal:                            81       $  942,385,249    28.8%   76.0%    1.27x
--------------------------------------------------------------------------------------------------------------------
OFFICE                    Suburban                                51       $  537,576,052    16.4%   76.5%    1.26x
                          CBD                                      6          283,017,000     8.6    73.0%    1.29x
                             Subtotal:                            57       $  820,593,052    25.1%   75.3%    1.27x
--------------------------------------------------------------------------------------------------------------------
HOTEL                     Full Service                            12       $  320,581,520     9.8%   71.6%    1.40x
                          Limited Service                         14          106,491,835     3.3    70.4%    1.64x
                             Subtotal:                            26       $  427,073,355    13.0%   71.3%    1.46x
--------------------------------------------------------------------------------------------------------------------
MULTIFAMILY               Garden                                  35       $  322,274,536     9.8%   72.5%    1.23x
                          Mid/High Rise                            4           47,000,000     1.4    76.2%    1.36x
                          Student Housing                          1           24,700,000     0.8    77.9%    1.21x
                             Subtotal:                            40       $  393,974,536    12.0%   73.3%    1.24x
--------------------------------------------------------------------------------------------------------------------
INDUSTRIAL                Warehouse/Distribution                  34       $  171,592,313     5.2%   73.6%    1.54x
                          Flex                                    33          144,896,595     4.4    74.2%    1.40x
                             Subtotal:                            67       $  316,488,908     9.7%   73.9%    1.47x
--------------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                              23       $  198,262,000     6.1%   77.7%    1.38x
--------------------------------------------------------------------------------------------------------------------
MIXED USE                 Office/Retail                            8       $   85,805,209     2.6%   71.7%    1.24x
                          Multifamily/Retail                       3           35,500,000     1.1    70.9%    1.25x
                          Manufactured Housing/Self Storage        1            3,472,000     0.1    79.0%    1.39x
                             Subtotal:                            12       $  124,777,209     3.8%   71.7%    1.24x
--------------------------------------------------------------------------------------------------------------------
SELF STORAGE                                                       7       $   48,402,194     1.5%   72.7%    1.30x
--------------------------------------------------------------------------------------------------------------------
PARKING GARAGE                                                     1       $    3,650,000     0.1%   74.5%    1.21x
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          314       $3,275,606,504   100.0%   74.6%    1.32x
--------------------------------------------------------------------------------------------------------------------

(1)  Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the Free Writing
     Prospectus.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)  With respect to certain mortgage loans, the underwritten debt service coverage ratios were calculated net of certain letters of credit in making such calculations.

                                     6 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

                      ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL          NUMBER OF     PRINCIPAL       % OF    WA     WA UW
AMORTIZATION TERMS           LOANS        BALANCE        IPB    LTV(2)  DSCR(3)
-------------------------------------------------------------------------------
240 - 240                       3      $   66,964,671     3.4%  54.8%   1.35x
241 - 300                      13         125,544,085     6.3   73.2%   1.32x
301 - 360                     162       1,794,741,747    90.3   74.0%   1.26x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178      $1,987,250,504   100.0%  73.3%   1.27x
-------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:    352 MONTHS
-------------------------------------------------------------------------------

                       LTV RATIOS AS OF THE CUT-OFF DATE(2)

RANGE OF                     NUMBER OF      PRINCIPAL      % OF    WA     WA UW
CUT-OFF LTVS                   LOANS        BALANCE(2)     IPB    LTV(2)  DSCR(3)
---------------------------------------------------------------------------------

32.0% - 50.0%                     7      $   69,797,821     2.1%  42.3%    1.43x
50.1% - 60.0%                    11          58,494,131     1.8   55.1%    1.71x
60.1% - 65.0%                    10         122,276,105     3.7   63.6%    1.37x
65.1% - 70.0%                    27         330,240,665    10.1   67.9%    1.35x
70.1% - 75.0%                    49         738,546,876    22.5   73.7%    1.30x
75.1% - 80.1%                   137       1,956,250,906    59.7   78.4%    1.30x
---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         241      $3,275,606,504   100.0%  74.6%    1.32x
---------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:     74.6%
---------------------------------------------------------------------------------

                               AMORTIZATION TYPES

                           NUMBER OF      PRINCIPAL      % OF     WA     WA UW
AMORTIZED TYPES              LOANS        BALANCE        IPB    LTV(2)  DSCR(3)
-------------------------------------------------------------------------------
BALLOON LOANS
   PARTIAL INTEREST-ONLY      116      $1,384,650,000    42.3%  74.8%   1.24x
   INTEREST-ONLY               63       1,288,356,000    39.3   76.5%   1.39x
   BALLOON                     61         576,707,886    17.6   69.9%   1.32x
FULLY AMORTIZING LOANS          1          25,892,618     0.8   66.2%   1.45X
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       241      $3,275,606,504   100.0%  74.6%   1.32x
-------------------------------------------------------------------------------

                         PARTIAL INTEREST-ONLY PERIODS

RANGE OF PARTIAL           NUMBER OF      PRINCIPAL      % OF    WA     WA UW
INTEREST-ONLY PERIODS        LOANS        BALANCE        IPB    LTV(2)  DSCR(3)
-------------------------------------------------------------------------------
12 - 12                         4      $   40,544,000     2.9%  74.8%   1.17x
13 - 24                        24         240,253,000    17.4   70.4%   1.26x
25 - 36                        34         316,123,000    22.8   76.0%   1.23x
37 - 48                         2          23,850,000     1.7   76.9%   1.18x
49 - 84                        52         763,880,000    55.2   75.7%   1.25x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       116      $1,384,650,000   100.0%  74.8%   1.24x
-------------------------------------------------------------------------------

                                  LOAN PURPOSE

                           NUMBER OF      PRINCIPAL      % OF    WA     WA UW
LOAN PURPOSE                 LOANS        BALANCE        IPB    LTV(2)  DSCR(3)
-------------------------------------------------------------------------------
REFINANCE                     179      $2,360,769,126    72.1%  74.1%   1.31x
ACQUISITION                    62         914,837,377    27.9   75.7%   1.33x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       241      $3,275,606,504   100.0%  74.6%   1.32x
-------------------------------------------------------------------------------

                     REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING         NUMBER OF      PRINCIPAL      % OF     WA     WA UW
AMORTIZATION TERMS           LOANS         BALANCE       IPB    LTV(2)   DSCR(3)
--------------------------------------------------------------------------------
238 - 240                       3      $   66,964,671     3.4%  54.8%    1.35x
241 - 300                      13         125,544,085     6.3   73.2%    1.32x
301 - 360                     162       1,794,741,747    90.3   74.0%    1.26x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178      $1,987,250,504   100.0%  73.3%    1.27x
--------------------------------------------------------------------------------
WA REMAINING AMORT TERM:   352 MONTHS
--------------------------------------------------------------------------------

                   LTV RATIOS AS OF THE MATURITY/ARD DATE(2,4)

RANGE OF                   NUMBER OF      PRINCIPAL      % OF    WA      WA UW
MATURITY LTVS                LOANS         BALANCE       IPB    LTV(2)  DSCR(3)
-------------------------------------------------------------------------------
26.9% - 50.0%                  17      $  124,110,007     3.8%  49.0%    1.50x
50.1% - 60.0%                  28         257,191,358     7.9   68.5%    1.35x
60.1% - 65.0%                  29         370,248,561    11.4   69.9%    1.29x
65.1% - 70.0%                  51         486,043,807    15.0   74.7%    1.27x
70.1% - 75.0%                  68       1,133,846,153    34.9   77.1%    1.26x
75.1% - 80.0%                  47         878,274,000    27.0   78.7%    1.39x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       240      $3,249,713,886   100.0%  74.6%    1.32x
-------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/
   ARD DATE:                 70.0%
-------------------------------------------------------------------------------

                             YEAR BUILT/RENOVATED(5)

RANGE OF                    NUMBER OF      PRINCIPAL      % OF    WA     WA UW
YEARS BUILT/RENOVATED      PROPERTIES       BALANCE       IPB   LTV(2)  DSCR(3)
-------------------------------------------------------------------------------
1952 - 1959                      3      $   22,630,000     0.7%  75.3%   1.51x
1960 - 1969                     14          87,550,913     2.7   76.4%   1.33x
1970 - 1979                     22         160,804,700     4.9   74.5%   1.36x
1980 - 1989                     34         453,830,282    13.9   74.7%   1.28x
1990 - 1999                     76         642,204,969    19.6   75.6%   1.34x
2000 - 2007                    165       1,908,585,639    58.3   74.1%   1.31x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        314      $3,275,606,504   100.0%  74.6%   1.32x
-------------------------------------------------------------------------------

                              PREPAYMENT PROTECTION

                                  NUMBER OF      PRINCIPAL      % OF    WA     WA UW
PREPAYMENT PROTECTION               LOANS         BALANCE       IPB   LTV(2)  DSCR(3)
-------------------------------------------------------------------------------------

DEFEASANCE                           204      $2,876,773,477    87.8%  74.8%   1.32x
YIELD MAINTENANCE                     26         214,858,369     6.6   72.5%   1.30x
YIELD MAINTENANCE, DEF/YM              1          85,000,000     2.6   77.3%   1.23x
DEFEASANCE, DEF/YM                     4          37,692,112     1.2   68.5%   1.52x
DEFEASANCE, DEF/FIXED PENALTY          3          35,963,123     1.1   71.1%   1.34x
YIELD MAINTENANCE/FIXED PENALTY        2          15,569,422     0.5   71.9%   1.34x
DEFEASANCE/FIXED PENALTY               1           9,750,000     0.3   61.3%   1.19x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              241      $3,275,606,504   100.0%  74.6%   1.32x
-------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments in the related appraisal.

(3)  For certain mortgage loans, the underwritten debt service coverage ratios were calculated net of certain letters of credit in making such calculations.

(4)  Excludes the fully amortizing mortgage loans.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                    7 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF                         NUMBER OF       PRINCIPAL      % OF     WA     WA UW
PRINCIPAL BALANCES                 LOANS         BALANCE        IPB    LTV(2)    DSCR
-------------------------------------------------------------------------------------

$997,779 - $2,999,999                     8   $   19,174,746     0.7%   73.2%    1.26x
$3,000,000 - $3,999,999                  11       39,837,496     1.5    69.8%    1.37x
$4,000,000 - $4,999,999                  20       88,674,623     3.3    69.7%    1.38x
$5,000,000 - $6,999,999                  37      216,715,447     8.1    71.0%    1.35x
$7,000,000 - $9,999,999                  29      251,348,802     9.4    72.3%    1.34x
$10,000,000 - $14,999,999                26      321,313,024    12.0    75.3%    1.29x
$15,000,000 - $24,999,999                24      449,866,277    16.8    74.4%    1.26x
$25,000,000 - $49,999,999                21      696,467,554    26.0    76.1%    1.37x
$50,000,000 - $99,999,999                 4      261,500,000     9.8    74.7%    1.38x
$100,000,000 - $225,000,000               2      335,000,000    12.5    76.2%    1.26x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 182   $2,679,897,968   100.0%   74.5%    1.32x
-------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:       $14,724,714
AVERAGE BALANCE PER PROPERTY:   $10,719,592
-------------------------------------------------------------------------------------

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE               NUMBER OF       PRINCIPAL     % OF     WA     WA UW
INTEREST RATES                    LOANS         BALANCE       IPB    LTV(2)    DSCR
-----------------------------------------------------------------------------------

5.3960% - 5.4999%                     4     $  377,000,000    14.1%   75.7%    1.37x
5.5000% - 5.7499%                    72      1,016,613,578    37.9    75.1%    1.33x
5.7500% - 5.9999%                    82        999,840,842    37.3    74.7%    1.31x
6.0000% - 6.4999%                    19        241,314,964     9.0    69.6%    1.30x
6.5000% - 7.6000%                     5         45,128,584     1.7    72.7%    1.33x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             182     $2,679,897,968   100.0%   74.5%    1.32x
-----------------------------------------------------------------------------------
WA INTEREST RATE:                5.7750%
-----------------------------------------------------------------------------------

                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS

RANGE OF ORIGINAL TERMS TO      NUMBER OF      PRINCIPAL      % OF     WA     WA UW
MATURITY/ARD                      LOANS        BALANCE        IPB    LTV(2)    DSCR
-----------------------------------------------------------------------------------

60 - 72                              9      $  159,626,043     6.0%   69.2%    1.31x
73 - 84                              1          65,000,000     2.4    80.0%    1.39x
85 - 120                           170       2,423,989,483    90.5    74.8%    1.32x
121 - 240                            2          31,282,442     1.2    68.4%    1.40x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            182      $2,679,897,968   100.0%   74.5%    1.32x
-----------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:         117 MONTHS
-----------------------------------------------------------------------------------

                           GEOGRAPHIC DISTRIBUTION(1)

                                NUMBER OF      PRINCIPAL     % OF      WA     WA UW
GEOGRAPHIC LOCATION            PROPERTIES       BALANCE       IPB    LTV(2)    DSCR
-----------------------------------------------------------------------------------

NEW YORK                           12       $  337,982,000    12.6%   73.8%    1.29x
PENNSYLVANIA                       23          305,422,000    11.4    78.1%    1.31x
TEXAS                              23          281,327,164    10.5    76.7%    1.28x
FLORIDA                            12          251,415,222     9.4    76.7%    1.34x
ILLINOIS                            5          170,395,898     6.4    73.2%    1.30x
CALIFORNIA                         17          162,264,328     6.1    72.1%    1.25x
   Southern California             13          128,614,228     4.8    72.4%    1.25x
   Northern California              4           33,650,100     1.3    71.1%    1.22x
OTHER                             158        1,171,091,355    43.7    73.3%    1.36x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           250       $2,679,897,968   100.0%   74.5%    1.32x
-----------------------------------------------------------------------------------

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

RANGE OF UW                     NUMBER OF      PRINCIPAL     % OF      WA     WA UW
DSCRS                             LOANS         BALANCE       IPB    LTV(2)    DSCR
-----------------------------------------------------------------------------------

1.12X - 1.14X                        2      $   34,646,222     1.3%   77.6%   1.12x
1.15X - 1.19X                       33         420,543,816    15.7    75.8%   1.17x
1.20X - 1.29X                       69       1,150,888,271    42.9    76.1%   1.24x
1.30X - 1.49X                       51         785,534,691    29.3    74.0%   1.39x
1.50X - 1.99X                       24         239,684,968     8.9    66.4%   1.64x
2.00X - 2.76X                        3          48,600,000     1.8    70.4%   2.19x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            182      $2,679,897,968   100.0%   74.5%   1.32x
-----------------------------------------------------------------------------------
WA UW DSCR:                       1.32X
-----------------------------------------------------------------------------------

                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

RANGE OF REMAINING TERMS        NUMBER OF      PRINCIPAL      % OF     WA     WA UW
TO MATURITY                       LOANS        BALANCE        IPB    LTV(2)    DSCR
-----------------------------------------------------------------------------------

56 - 60                              9      $  159,626,043     6.0%   69.2%   1.31x
61 - 84                              1          65,000,000     2.4    80.0%   1.39x
85 - 120                           170       2,423,989,483    90.5    74.8%   1.32x
121 - 238                            2          31,282,442     1.2    68.4%   1.40x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            182      $2,679,897,968   100.0%   74.5%   1.32x
-----------------------------------------------------------------------------------
WA REMAINING TERM:             115 MONTHS
-----------------------------------------------------------------------------------

                          PROPERTY TYPE DISTRIBUTION(1)

                                                    NUMBER OF      PRINCIPAL      % OF     WA     WA UW
PROPERTY TYPE                SUB PROPERTY TYPE     PROPERTIES       BALANCE       IPB    LTV(2)    DSCR
-------------------------------------------------------------------------------------------------------

RETAIL                    Anchored                     51       $  754,151,472    28.1%   76.3%   1.28x
                          Unanchored                   24          155,600,777     5.8    74.2%   1.26x
                          Shadow Anchored               6           32,633,000     1.2    76.9%   1.18x
                             SUBTOTAL:                 81       $  942,385,249    35.2%   76.0%   1.27x
-------------------------------------------------------------------------------------------------------
OFFICE                    Suburban                     51       $  537,576,052    20.1%   76.5%   1.26x
                          CBD                           6          283,017,000    10.6    73.0%   1.29x
                             SUBTOTAL:                 57       $  820,593,052    30.6%   75.3%   1.27x
-------------------------------------------------------------------------------------------------------
HOTEL                     Full Service                 12       $  320,581,520    12.0%   71.6%   1.40x
                          Limited Service              14          106,491,835     4.0    70.4%   1.64x
                             SUBTOTAL:                 26       $  427,073,355    15.9%   71.3%   1.46x
-------------------------------------------------------------------------------------------------------
INDUSTRIAL                Warehouse/Distribution       34       $  171,592,313     6.4%   73.6%   1.54x
                          Flex                         33          144,896,595     5.4    74.2%   1.40x
                             SUBTOTAL:                 67       $  316,488,908    11.8%   73.9%   1.47x
-------------------------------------------------------------------------------------------------------
MIXED USE                 Office/Retail                 8       $   85,805,209     3.2%   71.7%   1.24x
                          Multifamily/Retail            3           35,500,000     1.3    70.9%   1.25x
                             SUBTOTAL:                 11       $  121,305,209     4.5%   71.5%   1.24x
-------------------------------------------------------------------------------------------------------
SELF STORAGE                                            7       $   48,402,194     1.8%   72.7%   1.30x
-------------------------------------------------------------------------------------------------------
PARKING GARAGE                                          1       $    3,650,000     0.1%   74.5%   1.21x
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               250       $2,679,897,968   100.0%   74.5%   1.32x
-------------------------------------------------------------------------------------------------------

(1)  Because this table is presented at the mortgaged property level, certain information is based on the loan group 1 allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the Free Writing Prospectus.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

                                    8 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL         NUMBER OF      PRINCIPAL                            WA UW
AMORTIZATION TERMS          LOANS         BALANCE      % OF IPB   WA LTV(2)    DSCR
------------------------------------------------------------------------------------

240-240                        2      $   32,118,348      1.9%       66.9%     1.45x
241-300                       13         125,544,085      7.3        73.2%     1.32x
301-360                      134       1,553,513,535     90.8        73.6%     1.27x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      149      $1,711,175,968    100.0%       73.5%     1.28x
------------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:   353 MONTHS
------------------------------------------------------------------------------------

                      LTV RATIOS AS OF THE CUT-OFF DATE(2)

                          NUMBER OF      PRINCIPAL                            WA UW
RANGE OF CUT-OFF LTVS       LOANS         BALANCE      % OF IPB   WA LTV(2)    DSCR
------------------------------------------------------------------------------------

32.0%-50.0%                     5     $   27,951,498       1.0%      39.8%     1.67x
50.1%-60.0%                    10         55,894,131       2.1       55.2%     1.72x
60.1%-65.0%                     9        118,176,105       4.4       63.6%     1.37x
65.1%-70.0%                    25        307,740,665      11.5       68.0%     1.35x
70.1%-75.0%                    41        671,347,663      25.1       73.9%     1.31x
75.1%-80.1%                    92      1,498,787,906      55.9       78.4%     1.30x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       182     $2,679,897,968     100.0%      74.5%     1.32x
------------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:   74.5%
------------------------------------------------------------------------------------

                               AMORTIZATION TYPES

                           NUMBER OF      PRINCIPAL                            WA UW
AMORTIZED TYPES              LOANS         BALANCE      % OF IPB   WA LTV(2)    DSCR
-------------------------------------------------------------------------------------

BALLOON LOANS
   Partial Interest-Only       90      $1,153,321,000      43.0%      74.5%     1.25x
   Interest-Only               33         968,722,000      36.1       76.3%     1.40x
   Balloon                     58         531,962,350      19.9       71.5%     1.33x
FULLY AMORTIZING LOANS          1          25,892,618       1.0       66.2%     1.45X
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       182      $2,679,897,968     100.0%      74.5%     1.32x
-------------------------------------------------------------------------------------

                          PARTIAL INTEREST-ONLY PERIODS

 RANGE OF PARTIAL         NUMBER OF      PRINCIPAL                            WA UW
INTEREST-ONLY PERIODS       LOANS         BALANCE      % OF IPB   WA LTV(2)    DSCR
------------------------------------------------------------------------------------

12-12                          4      $   40,544,000       3.5%      74.8%     1.17x
13-24                         18         203,982,000      17.7       70.3%     1.27x
25-36                         25         219,205,000      19.0       75.5%     1.24x
37-48                          2          23,850,000       2.1       76.9%     1.18x
49-84                         41         665,740,000      57.7       75.4%     1.25x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       90      $1,153,321,000     100.0%      74.5%     1.25x
------------------------------------------------------------------------------------

                                  LOAN PURPOSE

                          NUMBER OF      PRINCIPAL                            WA UW
LOAN PURPOSE                LOANS         BALANCE      % OF IPB   WA LTV(2)    DSCR
------------------------------------------------------------------------------------

REFINANCE                    130      $1,920,160,591      71.7%      74.0%     1.31x
ACQUISITION                   52         759,737,377      28.3       75.7%     1.35x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      182      $2,679,897,968     100.0%      74.5%     1.32x
------------------------------------------------------------------------------------

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING        NUMBER OF      PRINCIPAL                            WA UW
AMORTIZATION TERM           LOANS         BALANCE      % OF IPB   WA LTV(2)    DSCR
------------------------------------------------------------------------------------

238-240                        2      $   32,118,348       1.9%      66.9%     1.45x
241-300                       13         125,544,085       7.3       73.2%     1.32x
301-360                      134       1,553,513,535      90.8       73.6%     1.27x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      149      $1,711,175,968     100.0%      73.5%     1.28x
------------------------------------------------------------------------------------
WA REMAINING AMORT TERM:   353 MONTHS
------------------------------------------------------------------------------------

                   LTV RATIOS AS OF THE MATURITY/ARD DATE(2,3)

                                    NUMBER OF       PRINCIPAL       % OF                WA UW
RANGE OF MATURITY LTVS                LOANS         BALANCE         IPB     WA LTV(2)    DSCR
----------------------------------------------------------------------------------------------

26.9%-50.0%                             15      $   82,263,684       3.1%      51.6%     1.63x
50.1%-60.0%                             26         250,491,358       9.4       68.8%     1.34x
60.1%-70.0%                             72         787,293,155      29.7       72.8%     1.28x
70.1%-75.0%                             46         929,977,153      35.0       77.0%     1.27x
75.1%-80.0%                             22         603,980,000      22.8       78.7%     1.40x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                181      $2,654,005,350     100.0%      74.6%     1.32x
----------------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:    69.7%
----------------------------------------------------------------------------------------------

                             YEAR BUILT/RENOVATED(4)

 RANGE OF YEARS            NUMBER OF      PRINCIPAL      % OF                 WA UW
BUILT/RENOVATED           PROPERTIES       BALANCE       IPB      WA LTV(2)    DSCR
------------------------------------------------------------------------------------

1963-1969                       2      $    5,368,913     0.2%       70.7%     1.44x
1970-1979                      13          68,556,700     2.6        71.6%     1.46x
1980-1989                      29         418,030,282    15.6        74.3%     1.28x
1990-1999                      64         503,380,969    18.8        75.0%     1.36x
2000-2007                     142       1,684,561,103    62.9        74.5%     1.32x
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       250      $2,679,897,968   100.0%       74.5%     1.32x
------------------------------------------------------------------------------------

                              PREPAYMENT PROTECTION

                                  NUMBER OF      PRINCIPAL      % OF               WA UW
PREPAYMENT PROTECTION               LOANS         BALANCE        IPB   WA LTV(2)    DSCR
----------------------------------------------------------------------------------------

DEFEASANCE                           153      $2,347,685,941    87.6%     74.9%    1.32x
YIELD MAINTENANCE                     18         148,237,369     5.5      70.8%    1.31x
YIELD MAINTENANCE, DEF/YM              1          85,000,000     3.2      77.3%    1.23x
DEFEASANCE, DEF/YM                     4          37,692,112     1.4      68.5%    1.52x
DEFEASANCE, DEF/FIXED PENALTY          3          35,963,123     1.3      71.1%    1.34x
YIELD MAINTENANCE/FIXED PENALTY        2          15,569,422     0.6      71.9%    1.34x
DEFEASANCE/FIXED PENALTY               1           9,750,000     0.4      61.3%    1.19x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              182      $2,679,897,968   100.0%     74.5%    1.32x
----------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                    9 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

                         CUT-OFF DATE PRINCIPAL BALANCE

                                 NUMBER OF      PRINCIPAL    % OF
RANGE OF PRINCIPAL BALANCES        LOANS         BALANCE      IPB    WA LTV(2)   WA UW DSCR(3)
----------------------------------------------------------------------------------------------

  $2,400,000-$2,999,999                   3   $  7,904,392     1.3%    69.3%         1.30x
  $3,000,000-$3,999,999                   6     20,383,000     3.4     78.1%         1.35x
  $4,000,000-$4,999,999                   7     30,400,000     5.1     75.3%         1.34x
  $5,000,000-$6,999,999                  12     71,404,821    12.0     77.1%         1.35x
  $7,000,000-$9,999,999                  11     87,756,000    14.7     75.6%         1.28x
$10,000,000-$14,999,999                   5     58,884,000     9.9     79.2%         1.32x
$15,000,000-$24,999,999                  11    191,950,000    32.2     75.9%         1.23x
$25,000,000-$36,500,000                   4    127,026,323    21.3     68.8%         1.30x
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59   $595,708,536   100.0%    74.8%         1.29x
----------------------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:       $10,096,755
AVERAGE BALANCE PER PROPERTY:   $ 9,307,946
----------------------------------------------------------------------------------------------

                        RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST   NUMBER OF     PRINCIPAL     % OF
RATES                          LOANS        BALANCE       IPB   WA LTV(2)   WA UW DSCR(3)
-----------------------------------------------------------------------------------------

5.5670%-5.9999%                   54     $549,649,323    92.3%    74.6%         1.29x
6.0000%-6.2499%                    4       39,064,392     6.6     77.5%         1.21x
6.2500%-6.4200%                    1        6,994,821     1.2     72.9%         1.14x
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           59     $595,708,536   100.0%    74.8%         1.29x
-----------------------------------------------------------------------------------------
WA INTEREST RATE:             5.7608%
-----------------------------------------------------------------------------------------

                    ORIGINAL TERM TO MATURITY/ARD IN MONTHS

RANGE OF ORIGINAL TERMS TO    NUMBER OF    PRINCIPAL      % OF
MATURITY/ARD                    LOANS       BALANCE        IPB   WA LTV(2)   WA UW DSCR(3)
------------------------------------------------------------------------------------------

60 - 84                            3      $ 14,471,000     2.4%    76.9%         1.23x
85-120                            56       581,237,536    97.6     74.7%         1.29x
------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           59      $595,708,536   100.0%    74.8%         1.29x
------------------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:       119 MONTHS
------------------------------------------------------------------------------------------

                           GEOGRAPHIC DISTRIBUTION(1)

                           NUMBER OF     PRINCIPAL     % OF                WA UW
GEOGRAPHIC LOCATION       PROPERTIES      BALANCE      IPB    WA LTV(2)   DSCR(3)
---------------------------------------------------------------------------------

ILLINOIS                      15       $119,946,000    20.1%    79.2%      1.39x
NEW YORK                       5         68,140,000    11.4     77.6%      1.31x
INDIANA                        8         68,108,000    11.4     78.8%      1.28x
TEXAS                          8         65,894,821    11.1     75.6%      1.21x
CALIFORNIA                     3         62,830,000    10.5     77.4%      1.26x
   SOUTHERN CALIFORNIA         2         47,830,000     8.0     79.6%      1.27x
   NORTHERN CALIFORNIA         1         15,000,000     2.5     70.4%      1.23x
NEW JERSEY                     1         34,846,323     5.8     43.6%      1.27x
OTHER                         24        175,943,392    29.5     74.1%      1.25x
---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       64       $595,708,536   100.0%    74.8%      1.29x
---------------------------------------------------------------------------------

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                          NUMBER OF    PRINCIPAL      % OF                WA UW
RANGE OF UW DSCRS           LOANS       BALANCE       IPB    WA LTV(2)   DSCR(3)
--------------------------------------------------------------------------------
1.06x-1.09x                    1      $ 18,000,000    3.0%     70.3%      1.06x
1.10x-1.14x                    2        17,994,821     3.0     76.7%      1.12x
1.15x-1.19x                   13        96,823,392    16.3     75.3%      1.17x
1.20x-1.29x                   16       229,026,323    38.4     71.7%      1.25x
1.30x-1.69x                   26       229,664,000    38.6     78.0%      1.40x
1.70x-1.80x                    1         4,200,000     0.7     70.1%      1.80x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       59      $595,708,536   100.0%    74.8%      1.29x
--------------------------------------------------------------------------------
WA UW DSCR:                 1.29x
--------------------------------------------------------------------------------

                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

RANGE OF REMAINING TERMS   NUMBER OF     PRINCIPAL     % OF               WA UW
TO MATURITY                  LOANS        BALANCE      IPB    WA LTV(2)   DSCR(3)
---------------------------------------------------------------------------------

58-84                           3      $ 14,471,000     2.4%    76.9%      1.23x
85-120                         56       581,237,536    97.6     74.7%      1.29x
---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        59      $595,708,536   100.0%    74.8%      1.29x
---------------------------------------------------------------------------------
WA REMAINING TERM:         117 MONTHS
---------------------------------------------------------------------------------

                          PROPERTY TYPE DISTRIBUTION(1)

                                                         NUMBER OF     PRINCIPAL     % OF                WA UW
PROPERTY TYPE                       SUB PROPERTY TYPE   PROPERTIES      BALANCE      IPB    WA LTV(2)   DSCR(3)
---------------------------------------------------------------------------------------------------------------

MULTIFAMILY                         Garden                  35       $322,274,536    54.1%    72.5%      1.23x
                                    Mid/High Rise            4         47,000,000     7.9     76.2%      1.36x
                                    Student Housing          1         24,700,000     4.1     77.9%      1.21x
                                    Subtotal:               40       $393,974,536    66.1%    73.3%      1.24x
---------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                                        23       $198,262,000    33.3%    77.7%      1.38x
---------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING/SELF STORAGE                            1       $  3,472,000     0.6%    79.0%      1.39x
---------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                     64       $595,708,536   100.0%    74.8%      1.29x
---------------------------------------------------------------------------------------------------------------

(1)  Because this table is presented at the mortgaged property level, certain information is based on the loan group 2 allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the Free Writing Prospectus.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)  For certain mortgage loans, the underwritten debt service coverage ratios were calculated net of certain letters of credit in making such calculations.

                                    10 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

RANGE OF ORIGINAL            NUMBER OF     PRINCIPAL     % OF     WA      WA UW
AMORTIZATION TERMS             LOANS        BALANCE      IPB    LTV(2)   DSCR(3)
--------------------------------------------------------------------------------
240 - 360                        29      $276,074,536   100.0%   72.0%    1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          29      $276,074,536   100.0%   72.0%    1.21x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:     345 MONTHS
--------------------------------------------------------------------------------

                      LTV RATIOS AS OF THE CUT-OFF DATE(2)

                             NUMBER OF     PRINCIPAL     % OF     WA      WA UW
RANGE OF CUT-OFF LTVS          LOANS        BALANCE       IPB   LTV(2)   DSCR(3)
--------------------------------------------------------------------------------
43.6% - 65.0%                     4      $ 48,546,323     8.1%   46.0%    1.29x
65.1% - 70.0%                     2        22,500,000     3.8    66.2%    1.29x
70.1% - 75.0%                     8        67,199,213    11.3    71.7%    1.23x
75.1% - 80.0%                    45       457,463,000    76.8    78.7%    1.30x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          59      $595,708,536   100.0%   74.8%    1.29x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:     74.8%
--------------------------------------------------------------------------------

                               AMORTIZATION TYPES

                             NUMBER OF     PRINCIPAL     % OF     WA      WA UW
AMORTIZED TYPES                LOANS        BALANCE      IPB    LTV(2)   DSCR(3)
--------------------------------------------------------------------------------
BALLOON LOANS
   Interest-Only                 30      $319,634,000    53.7%   77.2%    1.36x
   Partial Interest-Only         26       231,329,000    38.8    76.2%    1.20x
   Balloon                        3        44,745,536     7.5    50.2%    1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          59      $595,708,536   100.0%   74.8%    1.29x
--------------------------------------------------------------------------------

                          PARTIAL INTEREST-ONLY PERIODS

RANGE OF PARTIAL             NUMBER OF     PRINCIPAL     % OF     WA      WA UW
INTEREST-ONLY PERIODS          LOANS        BALANCE      IPB    LTV(2)   DSCR(3)
--------------------------------------------------------------------------------
24 - 48                          15      $133,189,000    57.6%   75.3%    1.21x
49 - 60                          11        98,140,000    42.4    77.6%    1.19x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          26      $231,329,000   100.0%   76.2%    1.20x
--------------------------------------------------------------------------------

                                  LOAN PURPOSE

                             NUMBER OF     PRINCIPAL     % OF     WA      WA UW
LOAN PURPOSE                   LOANS        BALANCE      IPB    LTV(2)   DSCR(3)
--------------------------------------------------------------------------------
REFINANCE                        49      $440,608,536    74.0%   74.5%    1.30x
ACQUISITION                      10       155,100,000    26.0    75.5%    1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          59      $595,708,536   100.0%   74.8%    1.29x
--------------------------------------------------------------------------------

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

RANGE OF REMAINING          NUMBER OF     PRINCIPAL     % OF     WA      WA UW
AMORTIZATION TERMS            LOANS        BALANCE      IPB    LTV(2)   DSCR(3)
-------------------------------------------------------------------------------
238-360                        29       $276,074,536   100.0%   72.0%    1.21x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        29       $276,074,536   100.0%   72.0%    1.21x
-------------------------------------------------------------------------------
WA REMAINING AMORT TERM:   345 MONTHS
------------------------------------------------------------------------------

                   LTV RATIOS AS OF THE MATURITY/ARD DATE(2, 4)

                                    NUMBER OF     PRINCIPAL     % OF     WA      WA UW
RANGE OF MATURITY LTVS                LOANS        BALANCE      IPB    LTV(2)   DSCR(3)
---------------------------------------------------------------------------------------

28.3% - 65.0%                           8       $ 85,745,536    14.4%   57.1%    1.21x
65.1% - 70.0%                           4         31,800,000     5.3    69.1%    1.28x
70.1% - 75.0%                          22        203,869,000    34.2    77.6%    1.23x
75.1% - 80.0%                          25        274,294,000    46.0    78.9%    1.35x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                59       $595,708,536   100.0%   74.8%    1.29x
---------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:   71.2%
---------------------------------------------------------------------------------------

                             YEAR BUILT/RENOVATED(5)

RANGE OF YEARS             NUMBER OF     PRINCIPAL     % OF      WA     WA UW
BUILT/RENOVATED           PROPERTIES      BALANCE      IPB     LTV(2)   DSCR(3)
------------------------------------------------------------------------------
1952 - 1979                   24       $197,060,000    33.1%   76.5%    1.33x
1980 - 1989                    5         35,800,000     6.0    78.5%    1.36x
1990 - 1999                   12        138,824,000    23.3    77.8%    1.30x
2000 - 2007                   23        224,024,536    37.6    70.8%    1.23x
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       64       $595,708,536   100.0%   74.8%    1.29x
------------------------------------------------------------------------------

                              PREPAYMENT PROTECTION

                          NUMBER OF     PRINCIPAL     % OF      WA      WA UW
PREPAYMENT PROTECTION       LOANS        BALANCE      IPB     LTV(2)   DSCR(3)
------------------------------------------------------------------------------
DEFEASANCE                   51       $529,087,536    88.8%    74.6%    1.29x
YIELD MAINTENANCE             8         66,621,000    11.2     76.2%    1.26x
------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      59       $595,708,536   100.0%    74.8%    1.29x
------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(3)  For certain mortgage loans, the underwritten debt service coverage ratios were calculated net of certain letters of credit in making such calculations.

(4)  Excludes the fully amortizing mortgage loans.

(5)  Range of Year Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

                                    11 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19                                                        ANNEX C

--------------------------------------------------------------------------------
                  CERTAIN MORTGAGE LOAN CHARACTERISTIC CHANGES
--------------------------------------------------------------------------------

LOAN #               PROPERTY NAME                 CHARACTERISTIC       FWP DATED 05/19/07   REVISED VALUE
----------------------------------------------------------------------------------------------------------

20       The Shops at Boardman Park          Appraised Value ($)            59,300,000         39,000,000
20       The Shops at Boardman Park          Current LTV %                     52.6               80.0
20       The Shops at Boardman Park          Maturity LTV %                    52.6               80.0
20       The Shops at Boardman Park          Units                            306,293            198,496
109      Village Greens of Annapolis         Appraised Value ($)            12,330,000         11,600,000
109      Village Greens of Annapolis         Current LTV %                     73.8               78.4
109      Village Greens of Annapolis         Maturity LTV %                    68.7               73.0
120      Sheraton Four Points & Ocean Park   Interest Rate %                  5.7670             6.1305
120      Sheraton Four Points & Ocean Park   Net Mortgage Rate %              5.71637            6.07987
120      Sheraton Four Points & Ocean Park   Monthly Debt Service ($)        48,526.22          50,461.20
120      Sheraton Four Points & Ocean Park   Annual Debt Service ($)        582,314.64         605,534.40
120      Sheraton Four Points & Ocean Park   Maturity/ARD Balance ($)      7,466,725.38       7,519,989.96
120      Sheraton Four Points & Ocean Park   Maturity LTV %                    61.7               62.1
120      Sheraton Four Points & Ocean Park   UW DSCR (x)                       1.38               1.33

o    In the case of 1 mortgage loan (identified as Loan No. 33 on Annex A-1 to the Free Writing Prospectus), representing approximately 0.8% of the
     Initial Pool Balance (4.1% of the Initial Loan Group 2 Balance), the direct or indirect owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include: (i) the consent of the mortgage lender and/or (ii) LTV Ratio and DSCR tests.

o    With respect to 1 mortgage loan (identified as Loan No. 70 on Annex A-1 to the Free Writing Prospectus), representing approximately 0.4% of the
     Initial Pool Balance (approximately 0.5% of the Initial Loan Group 1
     Balance), at any time prior to the maturity of the mortgage loan, the related borrower may obtain the release of up to 5 individual properties during each calendar year by substituting another property of like kind and quality acquired by the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraised values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed
     35% of the value of all of the properties originally mortgaged in connection with the mortgage loan based on the appraisals delivered to the lender in connection with the closing of the mortgage loan and the appraisal for any substitute property delivered in connection with any substitution, (ii) the fair market value of the substitute property is not less than one hundred percent (100%) of the greater of (x) the fair market value of the substituted property as of the origination date and (y) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) the net operating income from the substitute property is equal to or greater than one hundred percent (100%)
     of the net operating income of the substituted property, (iv) the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution shall be equal to or greater than the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (v)
     receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (vi) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and
     (vii) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

o    The mortgage loan known as the "Home Depot - Homestead" (identified as Loan
     No. 75 to Annex A-1 to the Free Writing Prospectus), representing approximately 0.4% of the Initial Pool Balance (approximately 0.5% of the
     Initial Loan Group 1 Balance), will no longer be a part of the pool of mortgage loans and, therefore, will not be included in the Trust.

                                    12 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19                                                        ANNEX D

       DATE           ENDING BALANCE
------------------   ---------------
   July 12, 2007     $117,589,000.00
  August 12, 2007    $117,589,000.00
September 12, 2007   $117,589,000.00
 October 12, 2007    $117,589,000.00
 November 12, 2007   $117,589,000.00
 December 12, 2007   $117,589,000.00
 January 12, 2008    $117,589,000.00
 February 12, 2008   $117,589,000.00
  March 12, 2008     $117,589,000.00
  April 12, 2008     $117,589,000.00
   May 12, 2008      $117,589,000.00
   June 12, 2008     $117,589,000.00
   July 12, 2008     $117,589,000.00
  August 12, 2008    $117,589,000.00
September 12, 2008   $117,589,000.00
 October 12, 2008    $117,589,000.00
 November 12, 2008   $117,589,000.00
 December 12, 2008   $117,589,000.00
 January 12, 2009    $117,589,000.00
 February 12, 2009   $117,589,000.00
  March 12, 2009     $117,589,000.00
  April 12, 2009     $117,589,000.00
   May 12, 2009      $117,589,000.00
   June 12, 2009     $117,589,000.00
   July 12, 2009     $117,589,000.00
  August 12, 2009    $117,589,000.00
September 12, 2009   $117,589,000.00
 October 12, 2009    $117,589,000.00
 November 12, 2009   $117,589,000.00
 December 12, 2009   $117,589,000.00
 January 12, 2010    $117,589,000.00
 February 12, 2010   $117,589,000.00
  March 12, 2010     $117,589,000.00
  April 12, 2010     $117,589,000.00
   May 12, 2010      $117,589,000.00
   June 12, 2010     $117,589,000.00
   July 12, 2010     $117,589,000.00
  August 12, 2010    $117,589,000.00
September 12, 2010   $117,589,000.00
 October 12, 2010    $117,589,000.00
 November 12, 2010   $117,589,000.00
 December 12, 2010   $117,589,000.00
 January 12, 2011    $117,589,000.00
 February 12, 2011   $117,589,000.00
  March 12, 2011     $117,589,000.00
  April 12, 2011     $117,589,000.00
   May 12, 2011      $117,589,000.00
   June 12, 2011     $117,589,000.00
   July 12, 2011     $117,589,000.00
  August 12, 2011    $117,589,000.00
September 12, 2011   $117,589,000.00
 October 12, 2011    $117,589,000.00
 November 12, 2011   $117,589,000.00
 December 12, 2011   $117,589,000.00
 January 12, 2012    $117,588,749.89
 February 12, 2012   $116,321,044.18
  March 12, 2012     $114,721,348.81
  April 12, 2012     $113,398,539.39
   May 12, 2012      $111,585,495.68
   June 12, 2012     $109,887,858.57
   July 12, 2012     $107,936,929.89
  August 12, 2012    $106,220,125.09
September 12, 2012   $104,494,691.00
 October 12, 2012    $102,517,528.59
 November 12, 2012   $100,773,483.53
 December 12, 2012   $ 98,778,219.82
 January 12, 2013    $ 97,015,378.94
 February 12, 2013   $ 95,243,676.98
  March 12, 2013     $ 92,738,402.66
  April 12, 2013     $ 90,945,201.63
   May 12, 2013      $ 88,902,128.12
   June 12, 2013     $ 87,074,751.68
   July 12, 2013     $ 84,995,361.75
  August 12, 2013    $ 83,148,351.30
September 12, 2013   $ 81,292,058.26
 October 12, 2013    $ 79,184,543.65
 November 12, 2013   $ 77,308,329.45
 December 12, 2013   $ 75,181,439.24
 January 12, 2014    $ 73,285,106.04
 February 12, 2014   $ 71,379,241.97
  March 12, 2014     $ 68,742,943.58
  April 12, 2014     $ 66,809,501.83
   May 12, 2014      $ 64,625,932.68
   June 12, 2014     $ 62,671,799.17
   July 12, 2014     $ 60,468,104.93
  August 12, 2014    $ 58,493,074.17
September 12, 2014   $ 56,508,116.66
 October 12, 2014    $ 54,274,442.57
 November 12, 2014   $ 52,268,281.70
 December 12, 2014   $ 50,013,984.93
 January 12, 2015    $ 47,986,410.13
 February 12, 2015   $ 45,948,644.03
  March 12, 2015     $ 43,189,552.04
  April 12, 2015     $ 41,127,676.05
   May 12, 2015      $ 38,819,189.97
   June 12, 2015     $ 36,735,346.73

                                    13 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC19

       DATE                       ENDING BALANCE
-------------------------------   --------------
   July 12, 2015                  $34,405,494.98
  August 12, 2015                 $32,299,466.30
September 12, 2015                $30,182,851.34
 October 12, 2015                 $27,821,125.34
 November 12, 2015                $25,681,999.45
 December 12, 2015                $23,298,379.00
 January 12, 2016                 $21,136,518.61
 February 12, 2016                $18,963,790.81
  March 12, 2016                  $16,314,836.41
  April 12, 2016                  $14,117,871.34
   May 12, 2016                   $11,677,995.66
   June 12, 2016                  $ 9,457,721.60
   July 12, 2016                  $ 6,995,175.24
  August 12, 2016                 $ 4,751,360.67
September 12, 2016                $ 2,496,266.02
October 12, 2016 and thereafter   $         0.00

                                    14 of 14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.